Exhibit 99.1

News Release

Company Contacts:
Christine Russell,	Sonia Segovia,
Chief Financial Officer	IR Coordinator
Tel: (408) 938-6466	Tel: (408) 938-6491
Email:christine.russell@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter Results

SANTA CLARA, Calif.- November 8, 2018-PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its third fiscal quarter ended September 30, 2018.

 Third Fiscal Quarter 2018 Results

Total revenues for the third fiscal quarter of 2018 were $20.2 million, down 4% from $21.1 million for the second fiscal quarter of 2018 and down 24% from $26.5 million for the third fiscal quarter of 2017. Design-to-silicon-yield solutions revenue for the third fiscal quarter of 2018 was $14.0 million, down 8% from $15.3 million for the second fiscal quarter of 2018 and down 27% from $19.2 million for the third fiscal quarter of 2017. Gainshare performance incentives revenue for the third fiscal quarter of 2018 was $6.2 million, up 5% from $5.9 million for the second fiscal quarter of 2018 and down 15% from $7.3 million for the third fiscal quarter of 2017.

On a GAAP basis, net loss for the third fiscal quarter of 2018 was $2.1 million, or $(0.06) per basic and diluted share, compared to net loss of $2.1 million, or $(0.07) per basic and diluted share, for the second fiscal quarter of 2018, and compared to net income of $0.6 million, or $0.02 per basic and diluted share, for the third fiscal quarter of 2017.

Cash and cash equivalents at September 30, 2018, were $96.8 million, compared to $101.3 million at December 31, 2017.

Non-GAAP net income for the third fiscal quarter of 2018 was $0.2 million, or $0.01 per diluted share, compared to $0.8 million, or $0.02 per diluted share, for the second fiscal quarter of 2018, and compared to $3.6 million, or $0.11 per diluted share, for the third fiscal quarter of 2017.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Recent Accomplishments

●	Commenced time-based-license usage for largest China-based deployment of Exensio® platform at a major IDM
●	Deployed the Exensio platform at seven additional OSATs, with more than 900 testers, designed to give global fabless customers real-time access to their test and assembly data
●	Moved headquarters to Santa Clara, CA, for a significantly lower annual rent
●

Added Gerald Yin, Chairman and CEO of AMEC, a global micro-fabrication equipment company serving customers in the semiconductor industry, and Mike Gustafson, Executive Chairman of Druva, a company that provides data management-as-a-service, to the Board of Directors

Third Fiscal Quarter 2018 Financial Commentary Available Online

A Management Report reviewing the Company’s third fiscal quarter 2018 financial results, as well as providing updated 2018 financial outlook, will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items (including severance payments), stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes under contracts that, provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve both quality and profitability. The Company has developed proprietary hardware and software and provides services that target the entire systems value chain, including the activities from technology development and the design of a semiconductor product through volume manufacturing of devices and subsequent system assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle ®  (CV ® ) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection solution includes the proprietary eProbe ® e-beam tool and extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI cells, across an entire fabrication process. Proprietary Template layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio ® platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data through key components: Exensio ® -Yield, Exensio ® -Control, Exensio ® -Test, Exensio ® -ALPS, and Exensio ® -Char. The Exensio ® platform is available either on-premise or via software as a service (SaaS).

Headquartered in Santa Clara, California, PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, Exensio, eProbe, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. ALPS, Design-for-Inspection, DFI, and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$96,788	$101,267
Accounts receivable, net	52,744	57,564
Prepaid expenses and other current assets	10,890	5,069
Total current assets	160,422	163,900
Property and equipment, net	34,120	25,386
Goodwill	1,923	1,923
Intangible assets, net	5,317	6,074
Deferred tax assets	17,714	16,348
Other non-current assets	8,163	10,545
Total assets	$227,659	$224,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,286	$2,536
Accrued compensation and related benefits	4,969	6,493
Accrued and other current liabilities	4,386	2,627
Deferred revenues - current portion	7,360	7,981
Billings in excess of recognized revenues	669	-
Total current liabilities	20,670	19,637
Long-term income taxes payable	4,140	3,902
Other non-current liabilities	1,954	2,269
Total liabilities	26,764	25,808

Stockholders’ equity:
Common stock and additional paid-in-capital	308,103	297,955
Treasury stock at cost	(78,752)	(71,793)
Accumulated deficit	(27,337)	(27,089)
Accumulated other comprehensive loss	(1,119)	(705)
Total stockholders’ equity	200,895	198,368
Total liabilities and stockholders’ equity	$227,659	$224,176

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Revenues:
Design-to-silicon-yield solutions	$13,976	$15,266	$19,229	$47,431	$55,426
Gainshare performance incentives	6,237	5,853	7,288	18,638	19,668
Total revenues	20,213	21,119	26,517	66,069	75,094

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	10,539	10,774	12,295	32,651	34,913
Amortization of acquired technology	144	143	136	431	327
Total costs of Design-to-silicon-yield solutions	10,683	10,917	12,431	33,082	35,240
Gross profit	9,530	10,202	14,086	32,987	39,854

Operating expenses:
Research and development	6,755	7,100	7,875	21,100	22,432
Selling, general and administrative	5,507	5,919	5,680	17,801	17,775
Amortization of other acquired intangible assets	108	108	107	326	291
Total operating expenses	12,370	13,127	13,662	39,227	40,498

Income (loss) from operations	(2,840)	(2,925)	424	(6,240)	(644)
Interest and other income (expense), net	223	390	(104)	283	(305)
Income (loss) before income taxes	(2,617)	(2,535)	320	(5,957)	(949)
Income tax benefit	(535)	(439)	(270)	(1,355)	(2,246)
Net income (loss)	$(2,082)	$(2,096)	$590	$(4,602)	$1,297

Net income (loss) per share:

Basic	$(0.06)	$(0.07)	$0.02	$(0.14)	$0.04

Diluted	$(0.06)	$(0.07)	$0.02	$(0.14)	$0.04

Weighted average common shares:
Basic	32,184	31,962	32,078	32,105	32,060
Diluted	32,184	31,962	32,969	32,105	33,317

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
GAAP net income (loss)	$(2,082)	$(2,096)	$590	$(4,602)	$1,297
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,268	2,701	2,949	7,825	8,737
Amortization of acquired technology	144	143	136	431	327
Amortization of other acquired intangible assets	108	108	107	326	291
Severance payment	48	-	370	331	370
Tax impact of adjustments	(281)	(96)	(590)	(1,124)	(2,214)
Non-GAAP net income	$205	$760	$3,562	$3,187	$8,808

GAAP net income (loss) per diluted share	$(0.06)	$(0.07)	$0.02	$(0.14)	$0.04
Non-GAAP net income per diluted share	$0.01	$0.02	$0.11	$0.10	$0.26

Shares used in diluted shares calculation	32,385	32,304	32,969	32,444	33,317